EXHIBIT 24.1
POWER OF ATTORNEY
     Each of the undersigned, being a director or officer or both of Capital Auto Receivables LLC, by his/her signature below, hereby constitutes and appoints Linda K. Zukauckas and Richard V. Kent, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3 covering Asset-Backed Notes and Certificates to be sold by Capital Auto Receivables LLC, and any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this power of attorney has been executed by each of the undersigned on the date set forth opposite his/her signature.

/S/ DAVID C. WALKER David C. Walker	December 4, 2006 Date